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                                                                   EXHIBIT 10.24







                                   MAY 13 1999






                         PROTON WORLD INTERNATIONAL S.A.



                                       AND




                            THE PATHWAYS GROUP, INC.





                      ------------------------------------

                            PROTON LICENSE AGREEMENT

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                                    CONTENTS
CLAUSE                                                                      PAGE

1.  INTERPRETATION.............................................................2

2.  OBJECT OF THE AGREEMENT....................................................6

3.  LICENCES...................................................................7

4.  DELIVERY AND INSTALLATION OF THE LICENSEE SYSTEM..........................11

5.  IMPLEMENTATION OF THE LICENSEE SYSTEM.....................................14

6.  PW SERVICES...............................................................15

7.  INTELLECTUAL PROPERTY RIGHTS..............................................16

8.  OTHER UNDERTAKINGS AND OBLIGATIONS........................................17

9.  FINANCIAL TERMS AND CONDITIONS............................................18

10. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION...........................22

11. MISCELLANEOUS PROVISIONS..................................................25

12. TERM AND TERMINATION......................................................28

13. GOVERNING LAW AND DISPUTE RESOLUTION......................................30


Schedule 1 - Reference Functional Specifications (RFS)

Schedule 2 - User Requirements Document (URD)

Schedule 3 - Detailed Functional Specifications (DFS)

Schedule 4 - Equipment and Third Party Equipment

Schedule 5 - Software and Third Party Software

Schedule 6 - Project Plan

Schedule 7 - Fee Payments Schedule

Schedule 8 - Maintenance and Support Services


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Schedule 9 -  Documentation

Schedule 10 - Local facilities

Schedule 11 - Main terms of Issuing Sub-License

Schedule 12 - Main terms of New Applications Operating Licence

Schedule 13 - Form of Completion Certificate













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This LICENCE AGREEMENT is entered into on May 13, 1999

BETWEEN

1. PROTON WORLD INTERNATIONAL S.A., a company incorporated under the laws of Belgium, with its registered office at 1130 Brussels, Belgium, 10 Rue du Planeur ("PW"),

AND

2. The Pathways Group, Inc., an American company incorporated under the laws of the state of Delaware, with a registered office at Santa Rosa, California CA 95401, USA, 1221 North Dutton Avenue (the "Licensee").

WHEREAS

A. PW has developed and owns a commercial smart card based technology comprising several applications, including the intersector electronic purse, the latter known under the name "Proton System".

B. The Licensee intends to launch an electronic purse program in the United States of America including its territories and wishes in this respect to issue smart cards and operate a smart card system based on the Proton technology.

C. PW and the Licensee now wish to define, in this Agreement, the terms and conditions under which PW shall make the Proton technology available to the Licensee.

NOW IT HAS BEEN AGREED AS FOLLOWS:




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1.       INTERPRETATION

1.1 In this Agreement, save as otherwise provided and unless the context otherwise requires, the following terms and expressions shall have the following meaning:

         "ACCEPTANCE" means the express or implied acceptance of the System by the Licensee, and completion of the process set out in Clause 4.3 Acceptance.

         "AFFILIATE" means any person or entity controlling, controlled by or under common control with a party hereto.

         "BASIC ADAPTATIONS" means those basic technical adaptations to be made by PW to the Proton System so as to allow it potentially to be used in a Licensed Country; the Basic Adaptations include adaptations to the currency of a Licensed Country, to local language (based on Latin alphabet), local time and date conventions, power supply, nominal authorisation, and clearing and settlement interfaces.

         "BASIC DFS" means the first version of the DFS, being an adaptation of the RFS taking into account the Basic Adaptations.

         "DETAILED FUNCTIONAL SPECIFICATIONS" or "DFS" means the detailed technical and functional specifications to be established jointly by PW and the Licensee; the DFS shall be issued in two successive versions, being the Basic DFS and the Final DFS, both of which shall, when available, be attached as Schedule 3 hereto.

         "DEFECT" means any failure of the Licensee System that would prevent it from operating in material conformity with the DFS.

         "DOCUMENTATION" means all specifications, documents, manuals, drawings and other material (other than Equipment and Software) that may be made available by PW to the Licensee hereunder; the Documentation is described in Schedule 9.

         "EQUIPMENT" means the hardware identified in Schedule 4.A, and which is to be procured by the Licensee from PW.

         "FINAL DFS" means the DFS adapted on the basis of the detailed technical and operational requirements of the Licensee, as those requirements are set out in the URD.

         "INTELLECTUAL PROPERTY RIGHTS" means patents, trade marks, service marks, registered designs, trade and business names, know-how, unregistered trade marks and service marks, copy rights, rights in designs, inventions, customer lists, trade secrets, computer programs (including the applicable source code), computer data bases and related documentation and manuals, rights under licences, consents, orders and statutes, and rights of the same or similar nature, in any part of the world, and applications for any of these rights.


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         "ISSUING SUB-LICENCE" means a licence granted by the License, in accordance with Clauses 3.2 USA ISSUING SUB-LICENCE or 3.4 NEW APPLICATIONS ISSUING SUB-LICENCE, to third parties enabling such third parties to issue smart cards based on the Proton System.

         "PILOT LAUNCH" means the beginning of the pilot phase of the Licensee System (being, at that gage the Proton System adapted on the basis of the Basic DFS), such event being deemed to have happened upon completion of the first successful transaction by a cardholder using the Licensee System.

         "LICENCE" means any licence validly granted to the Licensee hereunder.

         "LICENSEE SYSTEM" means the Proton System as adapted, on the basis of the DFS, to the requirements of the Licensee.

         "LICENSED COUNTRY" means any country in respect of which the Licensee holds a valid Operating Licence.

         "MoU" means the memorandum of understanding between the parties dated May, 6 1999.

         "MICRO-CONTROLLER DISPOSABLE CARD" means disposable cards based on the Proton System.

         "NEW APPLICATIONS" means any and all applications other than the Proton System, marketed by Proton World (including, but not limited to, loyalty programmes, Internet commerce, JAVA API capabilities and access control).

         "NEW APPLICATIONS ISSUING SUB-LICENCE" means a licence granted by the Licensee, in accordance with Clause 3.4 NEW APPLICATIONS ISSUING SUB-LICENCE, to third parties enabling such third parties to issue smart cards based on the Proton System and intended for New Applications.

         "NEW APPLICATIONS OPERATING LICENCE" means a licence granted to the Licensee, in accordance with Clause 3.3 NEW APPLICATIONS OPERATING LICENCE, enabling the Licensee to use the Proton System for New Applications.

         "NEW RELEASE" means any amendment to the Proton System which is determined by PW as constituting a new generation of the Proton System or a significant improvement in is performance.

         "NEW SYSTEM" means any change to the Proton System that results, in PW's reasonable opinion, in a fundamental change in the nature, functionality or applications of the Proton System.

         "PROJECT" means the definition, delivery, installation, testing and implementation of the Licensee System.


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         "PROJECT PLAN" means the planning chart setting out the details, timing and responsibilities for the Project, as set out in Schedule 6. "PROTON SYSTEM" means the Proton commercial electronic stored value payment system of PW, whose functionality and specifications are set out in the RFS.

         "REFERENCE FUNCTIONAL SPECIFICATIONS" or "RFS" means the functional and technical specifications of the Proton System, as set out in Schedule 1.

         "RELEASE FEE" means the fee payable by the Licensee in consideration for a New Release of the Proton System.

         "RESTRICTED COUNTRIES" means the countries to which any global licence granted hereunder will not extend, and where the Licensee shall not be entitled to use the Licensee System. The Restricted Countries are the countries in which PW has granted exclusive licenses to parties other than the Licensee.

         "ROLL-OUT LAUNCH" means the wide-scale implementation of the Licensee System (being, at that stage, the Proton System adapted on the basis of the Final DFS), such event being deemed to have happened as soon as 1,000 terminals and 15,000 cards are in use in connection with the Licensee System.

         "SECURITY MODULE" means hardware and software relating to the security of the Proton System and the Licensee System, comprising a Chip Card Security Module (CSM), Secure Application Module (SAM) or Host Security Module (HSM) and the related Analysis and Design Documentation (ADD).

         "SOFTWARE" means the computer programmes listed in Schedule 5A, the use of which is useful or necessary in connection with the Licensee System, and which shall be procured by the Licensee from PW.

         "THIRD PARTY EQUIPMENT" means the hardware listed in Schedule 4 B, the use of which is useful or necessary in connection with the Licensee System, and which shall be procured by the Licensee from third parties.

         "THIRD PARTY SOFTWARE" means the computer programmes listed in Schedule 5 B, the use of which is useful or necessary in connection with the Licensee System, and which shall be procured by the Licensee from third parties.

         "UPGRADES" means any minor amendment to the Proton System that constitutes an improvement of its performance but does not amount to a New Release.

         "USER REQUIREMENTS DOCUMENT", or "URD" means the document setting out the specific functional and operational requirements and constraints of the Licensee, and which will be taken into account in the development of the Licensee System; the URD will, when established, be attached as
         Schedule 2 hereto.


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         "WARRANTY PERIOD" means a period of 6 months from Acceptance.

1.2      In addition, in this Agreement:

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a Belgian public holiday; or a public holiday in the United States of America, including the states of California and Washington.

         "CONTROL" shall, in respect of a legal entity, mean the ability, de facto or de jure, to exercise a decisive influence on the appointment of a majority of its directors or on its management; and

         any references to the "ISSUE OF SMART CARDS" shall be deemed to refer also to the enabling and activation of New Applications on existing Proton-compatible smart cards.






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2.       OBJECT OF THE AGREEMENT

2.1 Subject to the terms and conditions of this Agreement, PW agrees to (a) grant to the Licensee certain rights to use its technology, pursuant to the licences referred to in Clause 3., (b) provide Equipment and Software to the Licensee, and (c) provide certain services to the Licensee in relation to the foregoing.

2.2 Such rights, products and services are provided by PW so that die Licensee System may be used by the Licensee in an electronic purse programme. The delivery, installation, testing and launch of such programme shall be made in accordance with the Project Plan and with the provisions of Clause 4.

2.3 In consideration for the rights, products and services granted and provided by PW, the Licensee shall pay the fees and expenses set out in Clause 8.





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3.       LICENCES

3.1      USA OPERATING LICENCE

3.1.1    GRANT OF USA OPERATING LICENCE

         PW hereby grants to the Licensee a non-exclusive, non-transferable Licence to use the Licensee System in the United States of America including its territories, subject to the terms and conditions set out in Clause 3.1.2 TERMS AND CONDITIONS OF USA OPERATING LICENCE.

3.1.2    TERMS AND CONDITIONS OF USA OPERATING LICENCE

         (a) FUNCTIONAL SCOPE. The USA Operating Licence entitles the Licensee to use the Licensee System in connection with the Proton System, to the exclusion of any other New Applications.

         (b) CARD ISSUANCE. The USA Operating Licence also entitles the Licensee to either (i) issue smart cards that are compatible with the Licensee System and are intended for electronic purse applications, or (ii) to grant to third parties the right to issue such smart cards pursuant to the terms of an Issuing Sub-Licence entered into in accordance with Clause 3.2 USA ISSUING SUB-LICENCE or, as the case may be, Clause 3.4 NEW APPLICATIONS ISSUING SUB-LICENCE., 3.5 ADDITIONAL OPERATING LICENCES or 3.6.3 The Global Licence shall also entitle the Licensee to grant Issuing Sub-Licences in respect of all countries except the Restricted Countries. Such additional Issuing SubLicences shall (a) be governed by the terms of an Issuing Sub-Licence agreement to be entered into between the Licensee and the relevant third party, and (b) each give rise to payments of the fees determined, mutatis mutandis as set out in Clause 9.1.4 USA ISSUING SUB-LICENCE FEE. Each Issuing SubLicence shall be consistent with the requirements set out in Schedule 11, and shall be reviewed and approved by PW prior to its execution.

         (c) GEOGRAPHICAL SCOPE. The Licensee shall be entitled to use the Licensee System only in the United States of America including its territories, and the Licensee may not use, develop, sell or operate the Licensee System or any products or services based thereon in any other country.

         (d) NO EXCLUSIVITY. The USA Operating Licence is granted to the Licensee on a non-exclusive basis and shall not prevent third parties to (or prevent PW to allow third parties to) use, develop, sell or operate products or services based on the Proton System in the USA including its territories.

         (e) USE AND ACCESS. The Licensee shall, pursuant to the USA Operating Licensee, be entitled to:


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                  (i)      receive and use, for its own purposes, the RFS and
                           Final DFS in respect of the Licensee System;

                  (ii) receive and use the application-related object code software for the central host platform of the Licensee System;

                  (iii) use and operate the Licensee System on a single platform, to the exclusion of any other platform; the Licensee may make back-up copies of the Licensee System and may operate the Licensee System on a redundant system utilising mirroring techniques, solely in the event of a failure of the primary system, but may not make copies that run on platforms other than the aforementioned single platform.

                  (iv) purchase smart cards from third party vendors that have been licensed and certified by PW;

                  (v) purchase terminals from third party vendors that have been licensed and certified by PW;

                  (vi) purchase security devices (HSM for the central host platform and CSM for the terminals) from PW; and

                  (vii)    procure related services, such as card
                           personalisation, from third party vendors that have been licensed and certified by PW.

         (f) IMPROVEMENTS. The Licensee shall, under the USA Operating Licence, be entitled to receive technological improvements of the System, subject to the following:

                  (i) Upgrades shall be provided by PW to the Licensee free of charge, PROVIDED THAT all services provided by PW for the installation, implementation and training in respect of any Upgrade shall be paid for by the Licensee on the basis set out in Clause 9.2.3 OTHER SERVICES;

                  (ii) New Releases shall be provided against payment of the Release Fee and, as the case may be fees and expenses of related services, calculated in accordance with Clause 9.2.3 OTHER SERVICES;

                  (iii) New Systems shall not be available under the USA Operating Licence, but may be provided to the Licensee pursuant to a separate licence, the terms of which shall be negotiated in good faith on a case-by-case basis.

3.2      USA ISSUING SUB-LICENCE

3.2.1 The Licensee shall have the option, exercisable by written notice to PW, to grant to third parties the right to issue smart cards compatible with the Licensee System and intended for


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         electronic purse applications. For the purposes of this Agreement, any references to the "issue of smart cards" shall be deemed to refer also to the enabling and activation of new applications on existing Proton-compatible smart cards

3.2.2 The grant of each such right to third parties shall (a) be governed by the terms of an Issuing Sub-Licence agreement to be entered into between the Licensee and the relevant third party, and (b) in each case give rise to payments of the fees referred to in Clause 9.1.4 USA ISSUING SUB-LICENCE FEE. Each Issuing Sub-Licence shall be consistent with the requirements set out in Schedule 11, and shall be reviewed and approved by PW prior to its execution.

3.2.3 A third party is considered as a Sub-Licensee in case at least one of the following conditions has been met:

                  (i) the third party maintains and uses its own pre-personalisation key

                  (ii)     the third party uses a specific issuer id

                  (iii)    the third party manages its own float account

                  (iv) the third party is liable for any financial risk associated to card usage by the card holders.

3.3      NEW APPLICATIONS OPERATING LICENCE

         The Licensee shall have the option, exercisable by written notice to PW, to purchase from PW the right to use the Licensee System in the USA including its territories in connection with New Applications. Such right shall be conditional upon agreement on the terms and conditions of a New Applications Operating Licence agreement, substantially in the form of Schedule 12 hereto.

3.4      NEW APPLICATIONS ISSUING SUB-LICENCE

3.4.1 In the event that the Licensee holds a valid New Applications Operating Licence, it shall have the right either to issue smart cards or to grant to third parties the right to issue smart cards intended for use in connection with New Applications.

3.4.2 The grant of each such right to third parties shall (a) be governed by the terms of a New Applications Issuing Sub-Licence agreement to be entered into between the Licensee and the relevant third party, and (b) in each case give rise to payments of the fees referred to in Clause
         9.1.5 NEW APPLICATIONS LICENSE FEES AND NEW APPLICATIONS ISSUING SUB-LICENCE. Each Issuing Sub-Licence shall be consistent with the requirements set out in Schedule 11, and shall be reviewed and approved by PW prior to its execution.

3.5      ADDITIONAL OPERATING LICENCES


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         The Licensee shall have the option, exercisable by written notice to
         PW, to acquire additional operating licences (the "ADDITIONAL OPERATING LICENCES") in respect of one or more additional countries, which are not Restricted Countries. Each of the Additional Operating Licences shall be governed mutatis mutandis by the provisions of Clause 3.1 USA OPERATING LICENCE above, and shall be subject to payment of an Additional Operating Licence Fee as set out in Clause

         9.1.6  ADDITIONAL OPERATING LICENCE FEES.

         Clauses 3.2 USA ISSUING SUB-LICENCE, 3.3 NEW APPLICATIONS OPERATING LICENCE and 3.4 NEW APPLICATIONS ISSUING SUB-LICENCE shall apply MUTATIS MUTANDIS in respect of each country other than the USA including its territories for which an Additional Operating Licence is validly granted.

3.6      GLOBAL LICENCE

3.6.1 The Licensee shall have the option, exercisable by written notice to PW, to purchase from PW an extension of the geographical scope of the USA Operating Licence from a national basis to a global basis (the "GLOBAL LICENCE"), PROVIDED HOWEVER THAT the Global Licence shall not extend to any of the Restricted Countries. Such Global Licence shall be governed mutatis mutandis by Clause 3.1.2 TERMS AND CONDITIONS OF USA OPERATING LICENCE (but for sub-paragraph (c) GEOGRAPHICAL SCOPE. The Licensee shall be entitled to use the Licensee System only in the United States of America including its territories, and the Licensee may not use, develop, sell or operate the Licensee System or any products or services based thereon in any other country thereof), and shall save in the circumstances referred to in Clause 3.6.2 A Global Licence shall be deemed granted to the Licensee in the event that the Licensee shall have acquired, in addition to the USA Operating Licence, four (4) Additional Operating Licences and shall have paid all relevant fees in respect thereof, be subject to payment of the fees set out in Clause 9.1.7 GLOBAL LICENCE.

3.6.2 A Global Licence shall be deemed granted to the Licensee in the event that the Licensee shall have acquired, in addition to the USA Operating Licence, four (4) Additional Operating Licences and shall have paid all relevant fees in respect thereof.

3.6.3 The Global Licence shall also entitle the Licensee to grant Issuing Sub-Licences in respect of all countries except the Restricted Countries. Such additional Issuing SubLicences shall (a) be governed by the terms of an Issuing Sub-Licence agreement to be entered into between the Licensee and the relevant third party, and (b) each give rise to payments of the fees determined, mutatis mutandis as set out in Clause 9.1.4 USA ISSUING SUB-LICENCE FEE. Each Issuing Sub-Licence shall be consistent with the requirements set out in Schedule 11, and shall be reviewed and approved by PW prior to its execution.


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4.       DELIVERY AND INSTALLATION OF THE LICENSEE SYSTEM

4.1      CO-OPERATION IN RELATION TO DELIVERY AND INSTALLATION

4.1.1    CO-OPERATION

         The parties agree to co-operate in good faith and to provide each other with all support and assistance as may be required with a view to completing the Project in accordance with the provisions of the Project Plan.

4.1.2    PROJECT COMMITTEE

         The parties shall forthwith upon execution of this Agreement establish a committee (the "PROJECT COMMITTEE") comprised of one project manager per party, each assigned with one (a more assistant as appropriate. The initial project managers shall be Mr. Ludo Janssens for PW and Mr. Eli Rosner for the Licensee.

         The Project Committee shall have general responsibility for the supervision and monitoring of the Project, and in particular for assessing conformity of the progress of the Project with the Project Plan.

         If any party reasonably believes that the Project Manager appointed by the other party is not able to successfully lead that other party's efforts to comply with the Project Plan, the party may request the replacement of such Project Manager.

4.1.3    FACILITIES

         The Licensee hereby undertakes to make available to PW at no cost all such equipment and facilities as may be reasonably required by PW for the purposes of performing its obligations under this Agreement. The Licensee undertakes in particular (a) to make available to the PW Project Manager and any other PW representatives that may be providing services on the Licensee's premises suitable office space equipped with office automation and telecommunications equipment as described in
         Schedule 10, (b) make available to PW all facilities and equipment required for the purposes of installing, operating and testing the Licensee Equipment during the Project, and (c) install at its premises, at its costs and expenses, all other equipment referred to in Schedule 10, including an X.25 connection with PW or a connection with equal or better security, approved by both parties.

4.2      DELIVERY AND INSTALLATION

         The delivery and installation of the Licensee System shall be effected in accordance with the provisions of the Project Plan.


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4.3      ACCEPTANCE

4.3.1    COMPLETION CERTIFICATE

         Upon completion, to PW's satisfaction, of the installation process as described in the Project Plan, PW shall perform a test (the "COMPLIANCE TEST") for the purpose of verifying that the Licensee System, and any related Equipment and Software, conforms the Final DFS in all material respects. If the Compliance Test reveals any Defects, PW shall use all best endeavours to remedy such Defects as soon as possible; if the Compliance Test is satisfactory, PW shall confirm the complete and satisfactory installation of the Licensee System by written notice to the Licensee (the "COMPLETION CERTIFICATE"), substantially in the form of Schedule 13 hereto.

4.3.2    OPERATING TESTS

         After issuance of the Completion Certificate, the Licensee may during a period of 30 calendar days (the "OPERATING TEST PERIOD") perform all such tests as it shall deem appropriate for the purposes of assessing compliance of the Licensee Equipment with the Final DFS under real operating conditions. Within 10 Business Days from the end of the Operating Test Period, the Licensee shall either (a) notify PW in writing of the existence of a Defect, in which case PW shall use all best endeavours to remedy such defects and, when resolved, shall issue a new Completion Certificate, or (b) express its full and final Acceptance of the Licensee System by returning to PW a copy of the Completion Certificate, countersigned by the Licensee.

         Irrevocable and unconditional Acceptance shall be deemed to have occurred, and the Licensee System shall be deemed accepted without qualifications or reservations, on the date that is 10 Business Days after the end of the Operating Test Period, unless the Licensee has, prior to such date, notified PW in writing of the existence of a Defect.

4.4      SHIPMENTS AND PHYSICAL DELIVERIES

4.4.1    SHIPMENTS

         In the event that any components of the Proton System, the Licensee System or the Equipment are to be delivered to the Licensee in the United States of America including its territories, such delivery shall be effected by a carrier (the "Carrier") jointly chosen by the parties.

4.4.2    COST OF DELIVERIES

         The costs and expenses of any such shipments shall be borne as follows:

         (a) PW shall bear the cost of shipment of any training materials and documentation referred to in Schedule 9, and of any Software Updates;


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         (b)      The Licensee shall bear the cost of shipment of any other
                  items to be delivered pursuant to this Agreement.

4.4.3    TRANSFER OF RISKS

         The Licensee shall be solely liable for any loss or damage to any components of the Proton System, the Licensee System or the Equipment as from their delivery by PW to the Carrier.








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5.       IMPLEMENTATION OF THE LICENSEE SYSTEM

5.1      LAUNCH

         The Licensee shall use all best efforts to ensure that (a) the Pilot Launch of the licensee System occurs within 12 months of the execution of this Agreement, and (b) the Roll-Out Launch of the Licensee System occurs within 12 months of the occurrence of the Pilot Launch.

5.2      PROMOTION

         The licensee shall use all best efforts to market, promote and establish the Proton System (as implemented in the Licensee System) as a leading electronic purse system in the retail banking, telecommunications, transportation, EBT and prepaid medical sector in the United States of America including its territories.









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6.       PW SERVICES

6.1      MAINTENANCE SERVICES

         PW shall, upon request from the Licensee, provide maintenance services, as described in Schedule 8, part A. In consideration for the provision of maintenance services, the Licensee shall pay the fees and expenses set out in Clause 9.2.1 MAINTENANCE.

6.2      SUPPORT SERVICES

         PW shall, upon request from the Licensee, provide support services, as described in Schedule 8, part B. In consideration for the provision of support services, the Licensee shall pay the fees and expenses set out in Clause 9.2.2 SUPPORT.

6.3      OTHER SERVICES

         PW may if so requested by the Licensee provide services other than those referred to in Clauses 6.1 MAINTENANCE SERVICES

         PW shall, upon request from the Licensee, provide maintenance services, as described in Schedule 8, part A. In consideration for the provision of maintenance services, the Licensee shall pay the fees and expenses set out in Clause 9.2.1 MAINTENANCE.

         6.2 SUPPORT SERVICES and 6.1 MAINTENANCE SERVICES above, against payment of the fees and expenses set out in Clause 9.2.3 OTHER SERVICES.





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7.       INTELLECTUAL PROPERTY RIGHTS

7.1      OWNERSHIP OF SYSTEM AND RELATED MATERIALS

         The Proton System, and any and all elements thereof included in the Licensee System, as well as any other information, documentation, software or other material in whatever form provided or made available by PW to the Licensee hereunder shall remain the sole ownership of PW. Any and all Intellectual Property Rights in respect of the foregoing shall remain the sole ownership of PW. The Licensee shall acquire no rights in respect of the foregoing other than as expressly provided in this Agreement.

7.2      USE OF SYSTEM

         The licensee shall only use the Licensee System in the manner and for the purposes provided in this Agreement, and shall not reproduce any part of the Licensee System otherwise than as expressly provided in this Agreement. The Licensee shall not use the Licensee System in conjunction with any hardware or software other than those expressly approved by PW, which approval will not be unreasonably withheld.

7.3      VIOLATIONS

         The Licensee shall notify PW immediately if it becomes aware of any unauthorised use of the Licensee System or any part thereof or any of the Intellectual property Rights relating thereto, and shall assist PW, at PW's expense, in taking all steps to defend and protect PW's rights therein.

7.4      IMPROVEMENTS

         In the event that the Licensee would make improvements or additions to the Proton System, the Licensee shall grant to PW a non-exclusive, non-transferable, royalty-free licence in respect of such improvements or additions, such licence being valid for the duration of this Agreement.

8.       OTHER UNDERTAKINGS AND OBLIGATIONS

8.1      OBLIGATIONS AND UNDERTAKINGS OF THE LICENSEE

8.1.1    EXISTING EXCLUSIVITIES

         The Licensee declares that it is aware that rights to use the Proton System have been granted to third parties on an exclusive basis in the Restricted Countries, and undertakes to refrain from using or authorising the use of the Licensee System in any of the Restricted Countries. The Licensee also acknowledges and accepts that certain third parties have been granted non-exclusive rights to use the Proton System on a global basis.

8.1.2    ACCESS TO INFORMATION

         The Licensee undertakes to provide upon first demand by PW any information which PW may reasonably require for the purposes of assessing the due compliance by the Licensee with its obligations hereunder and of determining the amounts payable by the Licensee pursuant to Clause 9. Financial terms and conditions. The Licensee shall, if so requested by PW, allow an independent auditor to audit all relevant financial and accounting data, including the amounts of stored value cards acquired from third parties. The Licensee shall fully cooperate with such auditor and make available to it all books, records and other information as may be relevant for the purposes of the audit. The conclusion of the audit shall be binding on the parties, and any adjustment to the fees payable arising from the audit shall be paid forthwith. The costs and expenses of the audit shall be shared equally between the parties, unless the results of the audit reveal a discrepancy of 5 % or more with data previously supplied by the Licensee, in which case the costs and expenses of the audit shall be borne in full by the Licensee.

8.1.3    TECHNICAL OBLIGATIONS

         The Licensee shall adhere to the Minimal Security Requirements set forth in Schedule 14.

8.1.4    INSURANCE

         The Licensee shall take out and maintain, with an insurance company of prime repute, adequate coverage against any and all risks relating to
         (a) the operation of the Licensee System and (b) the shipment and delivery of components of the Licensee System, the equipment or the Software. In respect of the latter risks, the Licensee shall procure that PW be named in the relevant policies as a named insured party, and that both PW and the Licensee be named as loss payees.

9.       FINANCIAL TERMS AND CONDITIONS

9.1      LICENCE FEES

9.1.1    INITIAL LICENCE FEES

         FEE ADVANCE. PW hereby acknowledges receipt of a fee advance (the "FEE ADVANCE") in the amount of USD 30,000 paid by the Licensee pursuant to the MoU on account of the USA Operating Licence Fee.

9.1.2    USA OPERATING LICENCE FEE

         In consideration for the Country Operating Licence, the Licensee shall pay a fee (the "USA OPERATING LICENCE FEE") in an amount equal to USD 955,000 less the Fee Advance, corresponding to a card volume of up to 2,500,000 cards. The Licensee will give 90 days advance notice of an anticipated increase in card volume, which will result in an additional fee due in accordance with the schedule set forth below:

             First additional 2,500,000 cards: additional fee of USD 540,000 Next additional 5,000,000 cards: additional fee of USD 460,000 Next additional 90,000,000 cards: additional fee of USD 1,500,000 Additional cards over 100,000,000: additional fee of USD 6,500,000

         The USD 1,000,000 Operating License Fee is to be paid as follows:
             30% within 30 days after signature of the License Agreement (less the Fee Advance).
             30% within 30 days after the Pilot Launch.
             20% within 30 days after the Roll-out Launch.
             The remaining 20% at Acceptance of the Roll-out Launch.

9.1.3    FEES PER CARD

         (a) NDC FEE. The Licensee shall pay a fee per card in respect of all nondisposable cards (the "NDC FEE") based on the Proton System which are issued either by the Licensee or by third parties pursuant to an Issuing SubLicence and procured by the Licensee from sources other than PW but certified by PW. The amount of the NDC Fee shall be based on the number of cards so issued, as follows:

                  (i)      From 0 to 3,000,000 cards: USD 0.33 per card;

                  (ii)     From 3,000,001 to 10,000,000 cards: USD 0.30 per
                           card;

                  (iii)    From 10,000,001 to 15,000,000 cards: USD 0.27 per
                           card; and

                  (iv)     Above 15,000,001 cards: USD 0.25 per card.

         (b) MCDC FEE. The Licensee shall, in respect of Micro Controller Disposable Cards based on the Proton System which are issued pursuant to a Issuing Sub Licence and procured by the Licensee from sources other than PW but certified by PW, pay a fee (the "MCDC FEE") per card in the amount of USD 0.10.

         (c) For the avoidance of doubt, in the event that the Licensee would agree with a Sub-Issuer on fees per card higher than those set out above, PW shall only be entitled to the NDC Fees set out above, and the positive difference between such minimum fees and the fees actually collected shall remain with the licensee.

9.1.4    USA ISSUING SUB-LICENCE FEE

         In consideration for the right to grant USA Issuing Sub-Licences, the Licensee shall, in addition to the fees referred to in Clause 9.1.3 FEES PER CARD pay a fee (the "USA ISSUING SUB-LICENCE FEE") equal to

         (a) 1,500,000 USD for each Issuing Sub-Licence granted to a Co-Issuer with 6,000,000 or more accounts or customers;

         (b) 1,250,000 USD for each Issuing Sub-Licence granted to a Co-Issuer with 4,000,000 or more but less than 6,000,000 accounts or customers;

         (c) 1,000,000 USD for each Issuing Sub-Licence granted to a Co-Issuer with 3,000,000 or more but less than 4,000,000 accounts or customers;

         (d) 750,000 USD for each Issuing Sub-Licence granted to a Co-Issuer with 2,000,000 or more but less than 3,000,000 accounts or customers; and

         (e) 500,000 USD for each Issuing Sub-Licence granted to a Co-Issuer with less than 2,000,000 accounts or customers.

9.1.5    NEW APPLICATIONS LICENSE FEES AND NEW APPLICATIONS ISSUING SUB-LICENCE
         FEES

         The fees payable in respect of any New Applications Licenses and/or New Applications Issuing Sub-Licenses shall be determined on a case-by-case basis by mutual agreement between PW and the Licensee.

9.1.6    ADDITIONAL OPERATING LICENCE FEES

         In consideration for each Additional Operating Licence, the Licensee shall pay a fee (the "ADDITIONAL OPERATING LICENCE FEE") in the amount of USD 2,000,000.

9.1.7    GLOBAL LICENCE FEES

         (a) GLOBAL LICENCE FEE. The extension of the geographical scope of the operating Licence in the manner provided in Clause 3.6 GLOBAL LICENCE, shall be subject to payment of a fee (the "GLOBAL LICENCE FEE") in an amount equal to (a) USD 10,000,000, less (b) the amount of the USA Operating Licence Fee and of any Additional Operating Licence Fees.

         (b) NDC FEES. In the event that the Licensee acquires a Global Licence (whether pursuant to Clause 3 A.1 The Licensee shall have the option, exercisable by written notice to PW, to purchase from PW an extension of the geographical scope of the USA Operating Licence from a national basis to a global basis (the "GLOBAL LICENCE"), PROVIDED HOWEVER THAT the Global Licence shall not extend to any of the Restricted Countries or to Clause 3.6.2 A Global Licence shall be deemed granted to the Licensee in the event that the Licensee shall have acquired, in addition to the USA Operating Licence, four (4) Additional Operating Licences and shall have paid all relevant fees in respect thereof., the amount of the NDC Fees payable to PW shall automatically be reduced to USD 0.25 per card.

         (c) MCDC FEES. The MCDC Fees as set out in Clause (b) MCDC FEE shall not be amended as a result of the Licensee acquiring a Global Licence.

9.2      SERVICES

9.2.1    MAINTENANCE

         In consideration for the card fee as set out in Clause 9.1.3, the Licensee will automatically receive all Upgrades of the Reference Functional Specifications.

         Subject to the execution of a separate Maintenance Contract between the parties, prior to the expiration of the Warranty Period, PW shall provide Maintenance Services to the Licensee as described in Schedule 8B. The annual maintenance fee for such services shall be fifteen percent (15 %) of the total Operating License Fee and shall be payable, annually and anticipatively, commencing at the end of the Warranty Period, or as mutually agreed in writing by the parties. The maintenance fees under the maintenance contract may be revised after three (3) years upon mutual agreement of the parties.

9.2.2    SUPPORT

         In consideration for support services to be provided by PW pursuant to Clause 6.2 SUPPORT SERVICES, the Licensee shall pay (a) fees equal to 1,400 USD multiplied by the relevant number of man-days, and (b) all reasonable costs and expenses incurred by PW in the provision of such support services, including but not limited to fees of sub-contractors or third party suppliers of PW and out-of-pocket expenses such as travel and accommodation, which may be incurred by PW or its representatives in the provision of such services.

9.2.3    OTHER SERVICES

         In consideration for any services (including installation services) in addition to the maintenance services and the support services, the Licensee shall pay PW (a) fees equal to (i) 1,400 USD multiplied by the number of man-days, if the services are provided within 12 months from the date hereof and (ii) such other amount per man-days as PW shall reasonably determine, if the services are provided thereafter, and (b) all reasonable costs including as die case may be fees of sub-contractors or third-party suppliers of PW) and out-of pocket expenses such as travel and accommodation which may be incurred by PW or its representatives in connection with the provision of such services.

9.2.4    FREE SERVICES

         Notwithstanding the above, the first 10 man days of service provided by PW pursuant to this Agreement shall be provided free of charge.

9.3      PAYMENTS

9.3.1 INVOICES. All amounts payable to PW shall be invoiced by PW at the relevant time, as specified in the payments schedule set out in
         Schedule 7.

9.3.2 PAYMENTS. All invoices issued by PW shall be paid within 30 days from the date of their issuance, by wire transfer to the account specified on the invoice.

9.3.3 LATE PAYMENT INTEREST. Any amounts unpaid on their relevant due date shall bear interest as of right and without notice at a rate of 10% per annum from the due date until the effective date of full payment.

9.3.4 TAXES. All payments to be made by the Licensee hereunder shall be made free and clear of and without deduction on account of tax unless such deduction shall be required by applicable law, in which case the sum payable by the Licensee shall be increased to the extent necessary to ensure that after the making of the required deduction, PW receives and retains a net sum equal to the sum which it would have received and retained had no such deduction been required.

10.      REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

10.1     REPRESENTATIONS AND WARRANTIES BY PW

10.1.1   REPRESENTATIONS AND WARRANTIES

         PW represents and warrants to the Licensee as follows:

         (a) GOOD STANDING; NO VIOLATION. PW is a SOCIETE ANONYME duly incorporated and in existence under the laws of Belgium. The entry by PW into this Agreement shall not result in any breach of any law, regulation or contract by which PAW is bound.

         (b) OWNERSHIP. PW owns or is otherwise entitled to license the Licensee System to the Licensee in the manner set out in this Agreement. To the best of PW's knowledge, the use of the Licensee System by the Licensee shall, provided that the Licensee complies with all its obligations hereunder, not infringe the Intellectual Property Rights of any third parties.

         (c) CONFORMITY TO SPECIFICATIONS. On the date hereof, the Proton System is conform in all material respects to the specifications and functionality set out in the RFS, and the Licensee System is conform in all material respects to the specifications and functionality set out in the DFS.

         (d) OPERATION. The Licensee System will operate in material conformity to the DFS.

10.1.2   THE LICENSEE'S REMEDIES

         The Licensee's remedies for any breach of the warranties set out in Clause 10.1.1 REPRESENTATIONS AND WARRANTIES shall be subject to the following terms and conditions:

         (a) IN RESPECT OF THE WARRANTY SET OUT IN CLAUSE (B) OWNERSHIP. PW owns or is otherwise entitled to license the Licensee System to the Licensee in the manner set out in this Agreement. To the best of PW's knowledge, the use of the Licensee System by the Licensee shall, provided that the Licensee complies with all its obligations hereunder, not infringe the Intellectual Property Rights of any third parties (ownership), the Licensee's remedies shall be subject to the following:

                  (i) The Licensee shall notify PW as soon as it shall become aware of any infringement claim by any third party (an "IP Claim");

                  (ii) The Licensee shall allow PW to conduct, at its expense, the defence against any such IP Claim;

                  (iii)    Subject to compliance by Licensee with sub-paragraphs
                           (i) and (ii) above, PW shall indemnify the Licensee against any direct damages/liability which may be awarded against it, by an enforceable court decision or arbitration award, as a result of the Licensee System being held to infringe the Intellectual Property Rights of a THIRD PARTY, provided that the obligation of PW to indemnify the Licensee pursuant to this sub-paragraph shall be subject to a maximum amount which will be negotiated and set forth in a separate addendum within six months of the date of this License Agreement. The parties agree that PW may not settle any such damage claim without the consent of the Licensee, which consent will not be unreasonably be withheld.

                  (iv) In the event that an IP Claim would result in the use of all or part of the Licensee System being held illegal in any relevant territory, PW undertakes either (i) to obtain the right to use the Licensee System in the relevant territory, or (ii) to amend the Licensee System or replace any counterfeiting components of the Licensee System so as to allow it to be lawfully used in the relevant territory.

                  (v) Any liability of PW pursuant to this Clause 10.1.2 THE LICENSEE'S REMEDIES(a) In respect of the warranty set out in Clause (b) OWNERSHIP. PW owns or is otherwise entitled to license the Licensee System to the Licensee in the manner set out in this Agreement. To the best of PW's knowledge, the use of the Licensee System by the Licensee shall, provided that the Licensee complies with all its obligations hereunder, not infringe the Intellectual Property Rights of any third parties (OWNERSHIP), the Licensee's remedies shall be subject to the following: is expressly excluded if the IP Claim results or is related directly or indirectly to usage of the Licensee System by the Licensee in a manner not consistent with the terms of this Agreement.

         (b) In respect of all other warranties set out in Clause 10.1.1 REPRESENTATIONS AND WARRANTIES.

                  (i) PW expressly disclaims any liability for any Defects which result directly or indirectly from either (x) additions or amendments, by the Licensee, to the Licensee System (unless such additions or amendments have been expressly authorised by PW in writing), (y) any usage of the Licensee System by the Licensee in a manner not consistent with the terms of this Agreement, or (z) any unauthorised use of the Licensee System in conjunction with hardware or software not provided by PW or authorised by it in writing;

                  (ii) PW's obligations under the warranties shall be subject to compliance by the Licensee with any and all reasonable instructions issued from time to time by PW to the Licensee in writing;

                  (iii) The Licensee's sole remedy in respect of a breach of warranties shall be to request PW to replace or repair (at PW's option) the component of the Licensee System or the Equipment which has caused the breach of the relevant warranty; Any such replacement shall first be attempted remotely, via customary communication links (in respect of Equipment malfunctions) or via the network connection between PW and the Licensee (in respect of Software); in the event that such attempts fail to remedy the Defect, then PW shall at its own costs send suitable personnel to the Licensee's premises;

                  (iv) PW's obligations under the warranties shall expire at the end of the Warranty Period. Any support or repair services after such period shall be provided by PW against payment of the fees set out in Clause 9.2.3 OTHER SERVICES.

10.1.3   OTHER LIABILITIES OF PW

         PW expressly disclaims any liability to the Licensee other than as expressly provided in Clause 10.1 REPRESENTATIONS AND WARRANTIES BY PW. For the avoidance of doubt, PW (a) gives no representations and warranties other than those expressly set out above, and (b) shall not be liable for any indirect or consequential losses or damages incurred by the Licensee in relation to the Licensee System.

10.2     REPRESENTATIONS AND WARRANTIES BY THE LICENSEE

         The Licensee represents and warrants to PW that

         (a) GOOD STANDING; NO VIOLATION. It is a limited liability company duly incorporated and in existence under the laws of the United States of America and its territories. The entry by the Licensee into this Agreement and the performance of its obligations hereunder shall not result in any breach of any law, regulation or contract by which it is bound.

         (b) RESOURCES. The Licensee has the necessary commercial, financial, technical and human resources to successfully operate an electronic purse programme in the United States of America and its territories.

11.      MISCELLANEOUS PROVISIONS

11.1     CONFIDENTIALITY

11.1.1 For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all information of a confidential nature (including but not limited to technical, commercial and financial data, know-how, software and designs) disclosed or made available (whether in writing, in electronic fomat, verbally or by any other means and whether directly or indirectly) by one party to any other party (the "RECEIVING PARTY") whether before or after the date of this Agreement.

11.1.2 Each party acknowledges that it may have or be given access to Confidential Information of or regarding the other party. During the term of this Agreement and for a period of 5 years after termination or expiration of this Agreement for any reason whatsoever the Receiving Party shall:

         (a)      keep the Confidential Information confidential;

         (b) not disclose the Confidential Information to any other person other than its employees, agents and advisors (in each case on a need to know basis and subject to obtaining, where reasonably practicable, adequate confidentiality undertakings from such persons) without the prior written consent of the other party; and

         (c) not use the Confidential Information for any purpose other than for the performance of this Agreement.

11.1.3 The obligations contained in Clauses 11.1.2 Each party acknowledges that it may have or be given access to Confidential Information of or regarding the other party. During the term of this Agreement and for a period of 5 years after termination or expiration of this Agreement for any reason whatsoever the Receiving Party shall: and 11.1.1 For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all information of a confidential nature (including but not limited to technical, commercial and financial data, know-how, software and designs) disclosed or made available (whether in writing, in electronic format, verbally or by any other means and whether directly or indirectly) by one party to any other party (the "RECEIVING PARTY") whether before or after the date of this Agreement shall not apply to any Confidential Information which:

         (a) is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party;

         (b) can be shown by the Receiving Party to the reasonable satisfaction of the other party to have been known to the Receiving Party prior to it being disclosed by the other party to the Receiving Party or to have been independently developed or obtained by such party without making use of Confidential Information of the Company; or

         (c) subsequently comes lawfully into the possession of the Receiving Party from a third party.

11.1.4 The terms of this Agreement (including its Schedules) are confidential and may not be disclosed to any third party except where such disclosure is required by law or judicial order, PROVIDED in such case that the party required to make the disclosure shall notify the other party as soon as possible and, where possible in the circumstances, prior to making the disclosure.

11.2     ANNOUNCEMENTS

11.2.1 Subject to Clause 11.2.2 Where the announcement, communication or circular is required by law or a regulation of a stock exchange, the party required to make it must if practicable first consult with, and take into account the reasonable requirements of, the other party, no public announcement, communication or circular concerning the transaction referred to in this Agreement may be made at any time (before or after Completion) by any party hereto without having first obtained the written consent of the other party who shall not unreasonably refuse, withhold or delay such consent. A party shall be deemed to have granted such consent if it fails to reply to a request for consent within two business days from the receipt of the notice.

11.2.2 Where the announcement, communication or circular is required by law or a regulation of a stock exchange, the party required to make it must if practicable first consult with, and take into account the reasonable requirements of, the other party.

11.3     SEVERABILITY

         The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of this Agreement or of any other provision hereof. The provision held to be invalid and/or unenforceable shall orgy be ineffective to the extent of such unenforceability or invalidity.

11.4     COSTS

         Except where this Agreement provides otherwise, each party hereto shall pay its own costs relating to the negotiation, preparation and execution and implementation by it of this Agreement and of all other documents referred to herein.

11.5     NOTICES

         All notices to be made in writing under this Agreement shall be given in the English language by registered mail, express courier service or telefax (confirmed by registered mail or express courier service) to the following addresses or such other addresses as the parties may have designated to each other by notice given in accordance with this
         Clause:

         (a) PW, to Proton World International S.A., Rue du Planeur 10, 1130 Brussels, Belgium, for the attention of Messrs. Armand Linkens and Daniel Skala, telefax number +32 2724 50 60;

         (b) The Licensee, to , The Pathways Group, Inc., 1221 North Dutton Avenue, Santa Rosa, California 95401, for the attention of Mr. Carey F. Daly II and Mr. Robert Haller, telefax number + 1-707-546.4041.

11.6     OTHER AGREEMENTS - AMENDMENTS

         This Agreement supersedes and replaces any and all prior negotiations, arrangements and understandings, whether or not in writing, between the parties with respect to the subject matter of the Agreement. No variation of this Agreement is valid unless it is in writing and signed by or on behalf of each party.

11.7     ASSIGNMENT

         This Agreement shall be binding upon and inure for the benefit of the successors of the parties but may not be assigned (other than by a party hereto to an Affiliate and PROVIDED THAT, in such case, the assignor shall be jointly and severally liable for the obligations of the assignee pursuant to this Agreement) without the consent of the other party.

11.8     NO PARTNERSHIP

         This Agreement does not create and shall not be construed as creating any partnership between the Parties, and each party hereto is acting in its own name and for its own account.

12.      TERM AND TERMINATION

12.1     TERM

         This Agreement is entered into for a period of 10 years from the date of its execution, and shall then be automatically renewed for successive periods of five years, provided that the Licensee has met the performance goals to be negotiated and set forth in a separate addendum within six months of the date of this License Agreement.

12.2     EARLY TERMINATION

         This Agreement may be terminated by any party in the event:

         (a) that the other party shall have been in material breach of its obligations hereunder and shall have failed to remedy such breach within 30 days of a written notice of breach; or

         (b) that the other party shall have been declared bankrupt.

12.3     CONSEQUENCES OF TERMINATION

         Upon termination of this Agreement, whether pursuant to Clause 12.1 TERM or Clause 12.2 EARLY TERMINATION

         (a) All rights and obligations pursuant to this Agreement shall terminate immediately, save for (i) this Clause 12.3 CONSEQUENCES OF TERMINATION which shall continue to apply until all obligations thereunder shall have been satisfied, and (ii) Clauses 11.1 CONFIDENTIALITY and

                  13. Governing Law and Dispute Resolution, which shall continue to apply for a period of 5 years from the date of termination;

         (b) Any then Issuing Sub-Licences then existing shall, at PW's option either (i) be terminated under the Licensee's responsibility, or (H) be assigned in full to PW, in which case the Licensee shall indemnify PW and keep it indemnified against any and all claims of or liabilities towards the sub-licensee to the extent that such claims or liabilities relate to facts or circumstances having occurred prior to the assignment of the Issuing Sub-Licence;

         (c) the Licensee shall pay forthwith (i) any outstanding invoices, and (ii) fees, cost and expenses in respect of products and services in progress or already provided but not yet invoiced, and for which PW shall issue a global invoice;

         (d) the Licensee shall promptly return, at its expenses, all material provided to it by PW hereunder (other than Equipment duly paid for), including but not limited to all copies of the Proton System and the Licensee System and any software incorporated therein or relating thereto and any related documentation and materials.

13.      GOVERNING LAW AND DISPUTE RESOLUTION

13.1     GOVERNING LAW

         This Agreement shall be governed by and interpreted exclusively in accordance with the laws of Belgium.

13.2     DISPUTE RESOLUTION

13.2.1 MEDIATION. Any dispute between the Parties hereto arising in connection with this Agreement shall first be resolved by mediation within the Project Committee. Failing amicable resolution by the Project Committee within 30 days, the matter may, at the request of any party to the dispute, be escalated for mediation to the Chief Executive Officer of the ultimate parent company of the parties to the dispute.

13.2.2 ARBITRATION. Failing amicable resolution by the CEOs within 30 days from a request for mediation, the matter shall (without prejudice to the right of any party to seek preliminary injunction in summary proceedings ("EN REFERE"), in which case the courts of Brussels shall have exclusive jurisdiction) be submitted for final decision to a panel of three arbitrators, appointed and acting in accordance with the rules of the CEPANI.

         The arbitration tribunal shall sit in Brussels, Belgium; proceedings shall be conducted in the English language.

         Done in Chicago on May 13 1999 in 2 originals, each party acknowledging having received one signed original.

PROTON WORLD INTERNATIONAL S.A.               THE PATHWAYS GROUP, INC.



/s/ ARMAND LINKENS                            /s/ CAREY F. DALY II
-----------------------------                 -----------------------------
Armand Linkens                                Carey F. Daly II
Managing Director                             President and CEO